SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-WALBRO CORPORATION

          GABELLI FOUNDATION
                                 6/15/99           18,000-           20.0000
          GABELLI INTERNATIONAL LTD
                                 6/15/99           15,000-           20.0000
          GABELLI FUNDS, LLC.
               THE GABELLI EQUITY TRUST,INC.
                                 6/15/99           75,000-           20.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 6/15/99           50,000-           20.0000
               THE GABELLI ASSET FUND
                                 6/15/99           50,000-           20.0000
               THE GABELLI ABC FUND
                                 6/15/99          130,000-           20.0000
                                 6/03/99           20,000            19.5625
          GAMCO INVESTORS, INC.
                                 6/15/99          804,500-           20.0000
                                 6/08/99            1,400-             *DO
          GABELLI ASSOCIATES LTD
                                 6/15/99           75,000-           20.0000
          GABELLI ASSOCIATES FUND
                                 6/15/99          314,300-           20.0000









          (1) THE TRANSACTIONS OCCURRING ON 6/15/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D.
              UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.